UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 28, 2016

AXALTA COATING SYSTEMS LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-36733	98-1073028
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Commerce Square, 2001 Market Street, Suite 3600, Philadelphia, Pennsylvania 19103

(Address of principal executive offices) (Zip Code)

(855) 547-1461

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On July 28, 2016, Axalta Coating Systems Ltd. (the “Company”), investment funds affiliated with The Carlyle Group (the “Selling Shareholders”) and Goldman, Sachs & Co. (the “Underwriter”) entered into an underwriting agreement (the “Underwriting Agreement”), pursuant to which the Selling Shareholders agreed to sell to the Underwriter, and the Underwriter agreed to purchase from the Selling Shareholders, subject to and upon the terms and conditions set forth therein, 41,621,996 of the Company’s common shares.

A copy of the Underwriting Agreement has been attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such Exhibit.

On August 1, 2016, the Company announced that its indirect, wholly owned subsidiaries, Axalta Coating Systems Dutch Holding B B.V. (the “Dutch Borrower”), Axalta Coating Systems U.S. Holdings, Inc. (the “U.S. Borrower” and, together with the Dutch Borrower, the “Borrowers”), Axalta Coating Systems U.S., Inc. and Axalta Coating Systems Dutch Holding A B.V., entered into that certain Amendment No. 3 (“Amendment No. 3”) to the Credit Agreement, dated as of February 1, 2013 (the “Credit Agreement”).

Amendment No. 3 extends the maturity date of the $400 million revolving credit facility under the Credit Agreement to August 1, 2021, provided that such date will be accelerated to the date that is 91 days prior to the maturity of the term loans borrowed under the Credit Agreement if such term loans are still outstanding prior to then. The term loans are currently scheduled to mature on February 1, 2020. Amendment No. 3 also reduces the interest margin applicable to the revolving credit facility to 2.75% for loans based on the Adjusted Eurocurrency Rate (as defined in the Credit Agreement) and 1.75% for loans based on the Base Rate (as defined in the Credit Agreement) with, in each case, a 0.25% reduction when the Company’s first lien net leverage ratio is less than or equal to 3.00:1.00 and another 0.25% reduction when its first lien net leverage ratio is less than 2.50:1.00. Based on the Company’s current first lien net leverage ratio, revolving loans borrowed under the Credit Agreement that are based on the Adjusted Eurocurrency Rate would be subject to an interest margin of the Adjusted Eurocurrency Rate plus 2.25% and loans based on the Base Rate would be subject to an interest margin of the Base Rate plus 1.25%. Amendment No. 3 further amends the Credit Agreement by reducing the first lien net leverage ratio cap required under the financial covenant from 6.75:1.00 to 5.50:1.00. Such financial covenant is only applicable to the revolving facility and is only tested when more than 30% of the revolving facility is drawn (excluding up to $20 million of letters of credit and all letters of credit that are cash collateralized thereunder) as of the last day of any fiscal quarter.

This summary of Amendment No. 3 does not purport to be complete and is subject to, and qualified in its entirety by, the full text of Amendment No. 3 filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01. Other Events.

On August 2, 2016, the Company announced that its indirect, wholly owned subsidiary, Axalta Coatings Systems, LLC (the “Issuer”), priced its offering of $500.0 million in aggregate principal amount of 4.875% Senior Notes due 2024 (the “Dollar Notes”) and €335.0 million in aggregate principal amount of 4.250% Senior Notes due 2024 (the “Euro Notes” and, together with the Dollar Notes, the “Notes”) in a private placement (the “Offering”) exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). The Company intends to use the net proceeds of the Offering to redeem the $750.0 million outstanding aggregate principal amount of the 7.375% senior notes due 2021 of the Borrowers, to pay related transaction costs and expenses and for general corporate purposes, including to add cash to our balance sheet. The consummation of the Offering is expected to occur on August 16, 2016, subject to customary conditions.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number:	Description
1.1	Underwriting Agreement, dated July 28, 2016, by and among Axalta Coating Systems Ltd., investment funds affiliated with The Carlyle Group and Goldman, Sachs & Co.

10.1	Amendment No. 3 to the Credit Agreement, dated as of August 1, 2016, among Axalta Coating Systems Dutch Holding B B.V. and Axalta Coating Systems U.S. Holdings, Inc., as Borrowers, Axalta Coating Systems U.S., Inc., Axalta Coating Systems Dutch Holding A B.V., the several banks and other financial institutions or entities from time to time parties thereto as Lenders, Barclays Bank PLC, as Administrative Agent and Collateral Agent, and the other agents and arrangers party thereto.

99.1	Axalta Coating Systems Ltd. press release, dated August 2, 2016.

Cautionary Statement Concerning Forward-Looking Statements

This current report may contain certain forward-looking statements regarding Axalta and its subsidiaries and the offering of the Notes. All of these statements are based on management’s expectations as well as estimates and assumptions prepared by management that, although they believe to be reasonable, are inherently uncertain. These statements involve risks and uncertainties that may cause the actual results to differ materially from those anticipated at the time the statements are made, including, but not limited to: adverse developments in economic conditions and, particularly, in conditions in the automotive and transportation industries; volatility in the capital, credit and commodities markets; our inability to successfully execute on our growth strategy; risks associated with our non-U.S. operations; currency-related risks; increased competition; risks of the loss of any of our significant customers or the consolidation of multi-shop operators, distributors and/or body shops; our reliance on our distributor network and third-party delivery services for the distribution and export of certain of our products; price increases or interruptions in our supply of raw materials; failure to develop and market new products and manage product life cycles; litigation and other commitments and contingencies; significant environmental liabilities and costs as a result of our current and past operations or products, including operations or products related to our business prior to the acquisition of DuPont Performance Coatings; unexpected liabilities under any pension plans applicable to our employees; risk that the insurance we maintain may not fully cover all potential exposures; failure to comply with the anti-corruption laws of the United States and various international jurisdictions; failure to comply with anti-terrorism laws and regulations and applicable trade embargoes; business disruptions, security threats and security breaches; our ability to protect and enforce intellectual property rights; intellectual property infringement suits against us by third parties; our substantial indebtedness; our ability to obtain additional capital on commercially reasonable terms may be limited; our ability to realize the anticipated benefits of any acquisitions and divestitures; our joint ventures’ ability to operate according to our business strategy should our joint venture partners fail to fulfill their obligations; the risk of impairment charges related to goodwill, identifiable intangible assets and fixed assets; ability to recruit and retain the experienced and skilled personnel we need to compete; work stoppages, union negotiations, labor disputes and other matters associated with our labor force; terrorist acts, conflicts, wars and natural disasters that may materially adversely affect our business, financial condition and results of operations; transporting certain materials that are inherently hazardous due to their toxic nature; weather conditions that may temporarily reduce the demand for some of our products; reduced demand for some of our products as a result of improved safety features on vehicles and insurance company influence; the amount of the costs, fees, expenses and charges related to being a public company; any statements of belief and any statements of assumptions underlying any of the foregoing; other factors disclosed in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016 and June 30, 2016, our Annual Report on Form 10-K for the year ended December 31, 2015 and our other filings with the SEC; and other factors beyond our control. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that the expectations will be attained or that any deviation will not be material. All information is as of the date of this press release, and we undertake no obligation to update any forward-looking statement to conform the statement to actual results or changes in expectations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXALTA COATING SYSTEMS LTD.

Date: August 2, 2016	By:	/s/ Robert W. Bryant
Robert W. Bryant
Executive Vice President & Chief Financial Officer

Exhibit Number:	Description

1.1	Underwriting Agreement, dated July 28, 2016, by and among Axalta Coating Systems Ltd., investment funds affiliated with The Carlyle Group and Goldman, Sachs & Co.

10.1	Amendment No. 3 to the Credit Agreement, dated as of August 1, 2016, among Axalta Coating Systems Dutch Holding B B.V. and Axalta Coating Systems U.S. Holdings, Inc., as Borrowers, Axalta Coating Systems U.S., Inc., Axalta Coating Systems Dutch Holding A B.V., the several banks and other financial institutions or entities from time to time parties thereto as Lenders, Barclays Bank PLC, as Administrative Agent and Collateral Agent, and the other agents and arrangers party thereto.

99.1	Axalta Coating Systems Ltd. press release, dated August 2, 2016.